Exhibit 99.1

Schedule A

  $1,200,000 12% Convertible Note issued September 30, 2009 from mPhase Technologies, Inc. to JMJ Financial.

  $1,200,000 12% Convertible Note issued November 17, 2009 from mPhase Technologies, Inc. to JMJ Financial.

  $1,500,000 12% Convertible Note issued December 15,2009 from mPhase Technologies, Inc. to JMJ Financial.

  $1, 200,000 12% Convertible Note issued April 5, 2010 from mPHase Technologies, Inc. to JMJ Financial.